Exhibit 99.4
Greenfield Online, Inc. Transaction Q&A
August 29, 2008
1.	What is the transaction?

Today, Greenfield Online, Inc. (“Greenfield Online”) entered into an agreement with Microsoft Corporation (“Microsoft”) to be acquired for $17.50 per share in cash.

2.	Why has Microsoft entered into this agreement?

Microsoft has agreed to acquire Greenfield Online because it believes that the Ciao comparison shopping business (“CSS”) is beneficial to its internet strategy in Europe.

Microsoft has advised us that it will sell the ISS business to an undisclosed financial buyer that Microsoft believes to be a great partner for Greenfield, who is as enthusiastic about the prospects of the ISS business as Microsoft is about the CSS business.

3.	What is the rationale for this transaction?

In accordance with the terms of the agreement we entered into with Quadrangle, our Board and management sought alternative proposals for the purchase of Greenfield Online. During that process, which is referred to as the “go-shop” period, Microsoft made an offer that was $2.00 higher per share than the Quadrangle offer. The Microsoft offer is not subject to any financing contingencies, nor is it contingent on Microsoft’s ability to sell the ISS business.

The offer made by Microsoft represents a premium of approximately 13% over the Quadrangle offer and represents a premium of approximately 32% over $13.28, the closing price of our stock on June 13, 2008, the last trading day before we announced the Quadrangle agreement.

Our Board believes this offer represents the best outcome for both our employees and our shareholders.

4.	Why did it take so long for the Company to deem this proposal superior?

We were in active negotiations with Microsoft with regard to the merger agreement. We worked as expeditiously as possible and are pleased that we believe we have been able to reach a better outcome for employees and shareholders in this transaction.
Transaction/Financial
5.	What are the terms of the transaction?

Microsoft will acquire all of the outstanding common stock of Greenfield Online for $17.50 per share in cash, for a total equity value of approximately $486 million. The offer made by Microsoft represents a premium of approximately 13% over the Quadrangle offer and represents a premium of approximately 32% over $13.28, the closing price of our stock on June 13, 2008, the last trading day before we announced the Quadrangle agreement. Microsoft intends to acquire the shares through a two-step process, starting with a Tender Offer and then merging a Microsoft subsidiary into Greenfield Online to complete the transaction.

Greenfield Online, Inc. Transaction Q&A
August 29, 2008
6.	How does Microsoft intend to finance the transaction?

Under the terms of the agreement, Microsoft will commence a cash tender offer to purchase all of the outstanding shares of Greenfield Online.
Regulatory
7.	Are there any approvals required?

Yes, the transaction is subject to customary closing conditions and regulatory approval in both the United States and Europe. It may also be subject to a shareholder vote.

8.	What happens next?

Microsoft will prepare and file a Tender Offer that will ask our stockholders to tender their shares to Microsoft for $17.50 per share. If Microsoft receives 90% or more of our outstanding shares in the Tender Offer, Microsoft will complete the merger without the need for stockholder approval. If Microsoft receives less than 90% of our outstanding stock in the Tender Offer, it has the option to either purchase shares from us so that it has 90% of our outstanding stock (the “Top-Up Option”) and then complete the merger, or it can cause the Company to file a proxy and seek approval for the merger from our stockholders. There is no requirement that Microsoft exercise the Top-Up Option.

9.	When does the Company expect the transaction to close?

We expect the transaction to close in the fourth calendar quarter of 2008.

10.	What will happen between now and when the transaction closes?

Greenfield Online and its business segments will continue to conduct business as usual.
Management and Operations
11.	Who will hold the senior leadership positions in Greenfield Online and its business segments once the transaction is completed?

The leadership of Ciao is a key element of this acquisition. One of the core sources of value in all acquisitions for Microsoft — particularly Ciao — is the retention of the great people that built the company. Many key leaders of Ciao will remain when it’s part of Microsoft. Management of the ISS business has not yet engaged in discussions with the buyer of the ISS business, however, we anticipate that members of our current ISS management will remain in place after the closing.

12.	Will Microsoft or the buyer of the ISS business close any offices or other operations after the closing of the deal?

We don’t anticipate significant relocations due to the acquisition. If necessary, relocation will be conducted in line with the legal practices of the respective country. During integration different options will be considered and you will be provided additional information once decisions have been finalized.

Greenfield Online, Inc. Transaction Q&A
August 29, 2008
13.	Does that mean there will be layoffs after the closing of the deal?

As we noted, we can’t speak for the acquirers. We are not currently aware of any layoffs planned as a result of this transaction.

14.	Will the company remain headquartered in Wilton, Connecticut?

There are no current plans to leave its Wilton, Connecticut operations.

15.	Will the CSS business move out of its current offices in Munich (Germany), Wroclaw (Poland), Timisoara (Romania), London (United Kingdom) and Paris (France).?

Ciao GmbH has no current plans to leave its offices in Munich (Germany), Wroclaw (Poland), Timisoara (Romania), London (United Kingdom) and Paris (France).

16.	Will CSS have to migrate its product platform to Microsoft Technologies?

Microsoft has indicated that they want to build on the success of the current Ciao product and its technology. We are certain there are strong technology synergies that will be identified.
Employee Specific Questions
17.	What will happen to my Greenfield Online stock options prior to close?
There will be no change to Greenfield Online option programs until the deal closes. This means prior to close:
•	Employee’s Greenfield Online stock options will continue to vest

•	No change in the process of exercising options

•	Once the transaction is closed, your stock options will be cancelled and cashed out

•	Please refer to current Greenfield Online plan documents and consult with your tax advisor for specific personal tax questions

•	More information will be provided with regard to the cash out in the next few weeks.
18.	What will happen with the Company’s Employee Stock Purchase Program (“ESPP”)?

If you are a participant in the ESPP as of July 1 2008 you may continue to participate, but you may not increase your contributions. If you are not a participant as of July 1, 2008, you may not join. If you are participating in the offering period that started July 1, 2008, that offering period will end upon the effective date of the merger, and that day will be counted as the last day of the offer period to calculate the purchase price of the Company’s stock. On the effective date of the merger your contributions will be used to purchase whole shares of the Company’s stock at the offer price calculated under the ESPP, and then those shares will be purchased from you at $17.50 per share. Any excess cash in your account will be refunded. The Company will take all action allowed

Greenfield Online, Inc. Transaction Q&A
August 29, 2008
under the ESPP to prevent the start of another offering period after the current one has ended.
19.	How will our medical, dental and other benefits be impacted?

Until the transaction closes your current medical, dental and other benefits remain as they are.

20.	What do I do if I receive a call from an investor, the media or other parties outside the organization?

You should not speak with investors, reporters, journalists, other media representatives, or competitors about the transaction. Any questions or other communications you receive from anyone outside of Greenfield Online other than clients should be directed as follows:

Greenfield Online and Ciao-Surveys GmbH Contact Cindi Brockhoff Vice President, Investor Relations 203-846-5772

Ciao GmbH Contact Ulrike Piesch, PR Manager Ciao GmbH Phone: +49 (0)89 25551 796 Mail: ulrike.piesch@ciao-group.com
Client Questions
21.	How will the company handle client communications across Greenfield Online, Ciao Surveys and the Ciao comparison shopping business segments?

Customer communications message and activities will be fully coordinated between our corporate communications group and the various client business teams. They may include:

— Customer letters signed by Albert Angrisani, Keith Price, Richard Thornton, Alberto Abisso, and Stephan Musikant and Daniel Keller — Talking points for all customer-facing personnel.

All materials are available on the Company’s Intranet and from corporate marketing and communications.

22.	What happens to our existing customer contracts or proposals?

Prior to the close of the transaction, nothing should change regarding any ISS or CSS client relationships. All existing customer contracts and proposals will remain unchanged and should proceed as planned. This transaction should not affect our day-to-day business operations.

23.	How should we proceed with outstanding proposals?

Again, nothing should change regarding any client relationships. This transaction should not affect our day-to-day business operations.

24.	What happens to any existing alliances and partnerships with third party companies?

Greenfield Online, Inc. Transaction Q&A
August 29, 2008
Alliances and partnerships are expected to remain intact.
Additional information and where to find it
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Advisors disclaimer
Deutsche Bank Securities Inc., acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online. Perkins Coie LLP acted as legal advisor to Microsoft. The transaction will be financed by cash on hand at Microsoft.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this presentation about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking

Greenfield Online, Inc. Transaction Q&A
August 29, 2008
statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.